EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of MedCath Corporation on Form S-8 of our report dated November 8, 2001, appearing in the Annual Report on Form 10-K of MedCath Corporation for the year ended September 30, 2001.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 8, 2002